BlackRock Liquidity Funds:
MuniFund

For the Period Ended:
4/30/2009


Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period November 1, 2008 through December 31, 2008.


                        PURCHASES (IN THOUSANDS)

TRANSACTION    FACE        SECURITY
   DATE       AMOUNT      DESCRIPTION       RATE       DUE DATE
  -----       -----       -----------       ----        ------
11/04/08     $10,000     WISCONSIN ST       2.15       03/02/09
                      PETROLEUM INSP FEE

11/12/08     $18,130   STATE OF WISCONSIN   1.15       02/04/09
                            ECN